                                                                   EXHIBIT 10.10

                              SEVERANCE AGREEMENT
                              -------------------


          AGREEMENT made this 23rd day of October, 1996, between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation (the "Company"), and DENNIS J. O'CONNOR (the "Executive").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Executive has been elected as Vice President and Chief Financial Officer of the Company, and to induce the Executive to continue his employment with the Company, the Company desires to offer the Executive, and the Executive desires to accept, the severance benefits set forth herein, on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereby agree as follows:

          1.   Severance Benefits.
               ------------------

          (a) Upon either: (i) the termination of the Executive's employment with the Company for Good Reason (as hereinafter defined), or by the Company for any reason other than the death or Disability (as hereinafter defined) of the Executive or For Cause (as hereinafter defined) or (ii) the termination of Executive's employment with the Company within eight months following a Change of Control (as hereinafter defined) for any reason (other than the death or Disability of the Executive or For Cause) so long as written notice of such termination shall be given to the Company not later than the 180th day following the date on which a Change of Control shall occur, the Company will pay to the
Executive: an amount equal to six months of his then current annual salary at the date of termination, with such amount to be increased by an additional month of salary for every full month he is employed by the Company in his present position, up to a maximum of six additional months' salary (collectively, "Compensation"); provided, however, if the Executive's employment by the Company
                 --------  -------
is terminated (i) voluntarily by him (except for Good Reason); (ii) due to his death or disability, (iii) For Cause, then, in any of such events, the Company will have no obligation to pay the Compensation to the Executive; provided,
                                                                  --------
further, that in the event of the Executive's breach of the covenants set forth
-------
in Section 2 hereof, the Company's obligation to pay the Compensation or provide any severance benefits (except as otherwise provided by law) will terminate as of the date of his breach, as determined in accordance with this Agreement.

          (b) Severance Payments. (i) The Compensation, if any, shall be payable
              ------------------
in accordance with the normal salary payment procedures of the Company. In addition, in the event that the Executive's employment is terminated pursuant to subsection 1(a), then the Executive shall be entitled to, in addition to the
Compensation: (x) COBRA benefits, at the Company's expense, until the earlier of twelve (12) months or the date he is covered for such benefits by reason of his being employed with any other person or entity and (y) purchase, for its cash surrender value(s), all insurance policies owned by the Company insuring the life of the Executive. The Executive acknowledges and agrees that the Compensation, if any, is in full satisfaction and final settlement of any and all severance claims that the Executive now has or hereafter may have against the Company and/or any of its subsidiaries.

          (c) Definitions.  (i) As used in this Agreement, "Good Reason" shall
              -----------
mean a termination of the Executive's employment, (a) based on the assignment by the President of the Company to the Executive, without the Executive's express written consent, of any duties inconsistent with his positions, duties, responsibilities and status with the Company as Vice President and Chief Financial Officer or any plan, act, scheme or design to constructively terminate the Executive, or a material decrease in the Executive's reporting responsibilities, titles or offices as Vice President and Chief Financial Officer, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment by the Company For Cause, as a result of the Executive's death or disability or by the Executive other than for Good Reason; or (b) based on a reduction by the Company in the Executive's base salary or substantial change in his benefits as in effect immediately prior such termination.

          (ii) As used in this Agreement, "Disability" shall mean the inability of the Executive for 180 consecutive days to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board of Directors of the Company.

          (iii) As used in this Agreement, "For Cause" shall be based on objective factors determined in good faith by the President of the Company as set forth in a written notice from the Company specifying the reasons for said determination ("For Cause Notice"), and the failure of the Executive to cure same within ten (10) days of his receiving the For Cause Notice; provided, that,
                                                                 --------  ----
in the event the President of the Company in good faith determines that the underlying reasons giving rise to such termination cannot be cured, then said cure period shall not apply and the Executive's employment hereunder shall terminate on the date of his receipt of the For Cause Notice.

          (iv) As used in this Agreement, "Change of Control" means (A) the sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by the Company of all or substantially all of its assets to a single purchaser or to a group of associated purchasers; (B) the first purchase of shares of securities of the Company pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any substantial part of, the securities of the Company; (C) the merger or consolidation in which the Company does not survive as an independent, publicly owned corporation (other than a merger or consolidation with a wholly owned subsidiary of the Company);
(D) a single purchaser or a group of associated purchasers acquires securities of the Company representing thirty-five (35%) percent or more of the combined voting power of the Company's then outstanding securities in one or a related series of transactions (other than pursuant to an internal reorganization); or
(E) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

               2.   Nondisclosure: Nonsolicitation.
                    ------------------------------

          2.1       "Confidential Information" Defined.  As used in this
                    ----------------------------------
Agreement, "Confidential Information" shall mean any and all information (oral or written) relating to the Company, any of its subsidiaries (existing as of the date of the Executive's termination of employment with the Company for whatever reason) or any person controlling, controlled by, or under common control with the Company or any of its subsidiaries, or any of its or their activities, except such information which can be shown by the Executive to be generally in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), other than as the result of a breach of the provisions of Section 2.2 hereof, including, but not limited to, information relating to technology; research; test procedures and results; machinery and equipment; manufacturing processes; financial information; products; identity and description of raw materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; selling, servicing and information pertaining to any governmental investigation.

          2.2       Nondisclosure of Confidential Information.  The Executive
                    -----------------------------------------
will not, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, except pursuant to a subpoena or other duly issued court process or order, or by prior written agreement of the Company; provided, that, the Executive shall first give
                                  --------  ----
notice to the Company in the event of a subpoena, court process or order in order that the Company may seek a protective order with respect thereto.

          2.3       Nonsolicitation.  In addition to, and not in lieu of, the
                    ---------------
provisions contained in Sections 2.1 and 2.2 hereof, inclusive, the Executive will not, at any time, directly or indirectly hire, offer to hire, entice away of in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier or prospective supplier of the Company of any of its subsidiaries to discontinue or alter his, her or its relationship with the Company or any of its subsidiaries.

          2.4       Injunctive Relief, etc.  The parties hereto hereby
                    ----------------------
acknowledge and agree that: (i) the Company and/or one or more if its subsidiaries would be irreparably injured in the event of a breach by the Executive of any of his obligations under this Section 2; (ii) monetary damages might not be an adequate remedy for any such breach; and (iii) the Company will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

          2.5       Nonexclusivity.  The undertakings of the Executive contained
                    --------------
in this Section 2 are in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

               3.   Miscellaneous Provisions.
                    ------------------------

          3.1       Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same document.

          3.2       Notices.  All notices, requests, demands and other
                    -------
communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, via facsimile (with confirmed answerback) or sent by private courier, as follows:

          If to the Company, to:

               Pharmaceutical Resources, Inc.
               One Ram Ridge Road
               Spring Valley, NY 10977
               Attn: President

          With a copy to:

               Hertzog, Calamari & Gleason
               100 Park Avenue
               New York, NY 10017
               Attn: Stephen A. Ollendorff, Esq.

          If to the Executive, to:

               Dennis J. O'Connor
               765 West Road
               New Canaan, CT  06840

or to such other address as either party hereto shall have designated by like notice to the other party hereto, except that notices for changes of address shall be effective only upon receipt.

          3.3       Amendment.  This Agreement may only be supplemented,
                    ---------
terminated, discharged or amended by a written instrument executed by each of the parties hereto.

          3.4       Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

          3.5       Applicable Law.  This Agreement will be governed by and
                    --------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein without regard to its conflict or choice of law provisions.

          3.6       Headings.  The headings contained herein are for the sole
                    --------
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          3.7       Binding Effect: Successors and Assigns.  The Executive may
                    --------------------------------------
not delegate any of his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Company shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by an agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          3.8       Waiver, etc.  The failure of either of the parties hereto at
                    -----------
any time to enforce any of the provisions of this Agreement will not be deemed or construed to be a waiver of any such provision, not to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement will be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

          3.9       Capacity, etc.  The Executive hereby represents and warrants
                    -------------
to the Company that: (i) he has capacity to execute and deliver this Agreement, and to perform his obligations hereunder, (ii) said execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he is a party or otherwise bound and (iii) this Agreement is his valid and binding obligation, enforceable against him in accordance with its terms.

          3.10 Enforcement. If any party institutes legal action to enforce or
               -----------
interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith. Venue for any such action shall exclusively be the Borough of Manhattan, City of New York.

               3.11 Arbitration.
                    -----------

          (a) Any dispute under Section 1 of this Agreement, including but not limited to the termination by the President of a termination For Cause or in respect of the breach thereof will be settled by arbitration in the Borough of Manhattan, City of New York. The arbitration will be accomplished in the following manner. Either party may serve upon the other party written demand that the dispute, specifying the nature thereof, shall be submitted to arbitration. Within ten (10) days after the service of such demand, each of the parties will designate an arbitrator and serve written notice of such appointment upon the other party. If either party fails within the specified time to appoint such arbitrator, the other party will be entitled to appoint both arbitrators. The two arbitrators so appointed will appoint a third arbitrator. If the two arbitrators appointed fail to agree upon a third arbitrator within ten (10) days after their appointment, then an application may be made by either party hereto, upon notice to the other party, to the American Arbitration Association (the "AAA"), or any successor thereto, or if the AAA or its successor fail to appoint a third arbitrator within ten (10) days after such request, then either party may apply, with notice to the other, to the Supreme Court of the State of New York, New York County (the "Court"), for the appointment of a third arbitrator, and any such appointment so made will be binding upon both parties hereto.

          (b) The decision of the arbitrators will be final and binding upon the parties. The party against whom the award is rendered (the "non-prevailing party") will pay all fees and expenses incurred by the prevailing party in connection with the arbitration (including fees and disbursements of the prevailing party's counsel), as well as the expenses of the arbitration proceeding. The arbitrators will determine in their decision and award which of the parties is the prevailing party, which is the non-prevailing party, the amount of the fees and expenses of the prevailing party and the amount of the arbitration expenses. The arbitration will be conducted, to the extent consistent with this Section 3.11, in accordance with the then prevailing rules of commercial arbitration of the AAA or its successor. The arbitrators will have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but all consultations will be made in the presence of both parties, who will have full right to cross-examine the experts and authorities. The arbitrators will render their award, upon the concurrence of at least two (2) of their number, not later than thirty (30) days after the appointment of the third arbitrator. The decision and award shall be in writing, and counterpart copies shall be delivered to each of the parties. In rendering an award, the arbitrators will have no power to modify any of the provisions of this Agreement, and the jurisdiction of the arbitrators is expressly limited accordingly. Judgment may be entered on the award of the arbitrators and may be enforced in any court having jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                         PHARMACEUTICAL RESOURCES, INC.



                         By:/s/Kenneth I. Sawyer, President
                            --------------------------------
                            Kenneth I. Sawyer, President



                         /s/Dennis J. O'Connor
                         -----------------------------------
                                  DENNIS J. O'CONNOR